UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definite Agreement

On October 9, 2013, the Company signed a definitive stock purchase agreement (the “Agreement”) to sell the Company’s wholly-owned subsidiary, Z-Axis, Inc., to a newly incorporated New York based company (the “Buyer”).

Under the terms of the Agreement, the Company will receive ninety percent of the purchase price in immediately available funds at closing and the remaining balance in the form of a subordinated note from the Buyer.

The transaction is subject to customary closing conditions which includes a financing contingency. The Company is reasonably confident that the Buyer will be able to meet the financing contingency and as such the Company expects to close on the transaction on or before November 15, 2013. The Company has the right to terminate the Agreement at any time prior to Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway Chief Executive Officer